RECONDITIONED SYSTEMS, INC.

                                444 West Fairmont
                              Tempe, Arizona 85282

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 29, 2003

To the Stockholders of Reconditioned Systems, Inc.:

         The 2003 Annual Meeting of the Stockholders of Reconditioned Systems, Inc., an Arizona corporation (the "Company"), will be held at the Company's corporate offices at 444 West Fairmont, Tempe, Arizona 85282, on Monday, August 29, 2003, at 8:00 a.m., Pacific Standard Time, for the following purposes:

1.       To elect five directors to the Board of Directors;

2. To consider and act upon a proposal to ratify the appointment of Renzi, Bernardi, Suarez, & Company as the Company's independent public accountants for the fiscal year ending March 31, 2004;

3. SPECIAL MATTER FOR DISCUSSION - to explain and entertain discussion of the Board's decision to have the Company cease its status as a reporting company under the Securities Exchange Act of 1934 and to allow the Company's common stock to become de-listed from the Nasdaq market and no longer publicly traded. This item is informational only and no specific shareholder approval or action will be solicited.

4. To transact such other business as may properly come before the meeting.

         Only Stockholders of record at the close of business on July 21, 2003 are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock as of such date are entitled to vote on proposals one and two. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of Stockholders entitled to vote at the Annual Meeting will be open for inspection at the offices of Reconditioned Systems, Inc., 444 West Fairmont, Tempe, Arizona 85282, during ordinary business hours for ten days prior to the meeting.

                  It is important that your shares be represented at this meeting. To assure your representation at the meeting, please complete, date, sign and promptly mail the enclosed proxy card in the accompanying envelope, which requires no postage if mailed in the United States.


                                             By Order of the Board of Directors,



                                             /s/ Dirk D. Anderson

Tempe, Arizona                               Dirk D. Anderson, Secretary
August 8, 2003

                                 PROXY STATEMENT
                                       OF
                           RECONDITIONED SYSTEMS, INC.
                                444 West Fairmont
                              Tempe, Arizona 85282

--------------------------------------------------------------------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Reconditioned Systems, Inc., an Arizona corporation (the "Company"), of proxies for use at the 2003 Annual Meeting of Stockholders to be held on August 29, 2003, at 8:00 a.m., Pacific Standard Time. The Annual Meeting will be held at the corporate offices at 444 West Fairmont, Tempe, Arizona 85282.

         This Proxy Statement and the accompanying form of proxy are being first mailed to Stockholders on or about August 8, 2003. The Stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the Annual Meeting.

         Proxies will be solicited from the Company's Stockholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. It is possible that directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail. Directors, officers and regular employees of the Company will receive no additional compensation for any such further solicitation.

         Only holders (the "Stockholders") of the Company's Common Stock, no par value (the "Common Stock") at the close of business on July 21, 2003 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 1,364,755 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. A majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

         The affirmative vote of holders of a plurality of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of the election of directors pursuant to Proposal One. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of Proposal Two. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals except Proposal One relating to the election of directors. Abstentions will have the effect of a negative vote on a proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or whether a proposal has been approved. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Stockholders voting on the election of directors may cumulate their votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the Stockholder's shares are entitled, or may distribute their votes on the same principle among as many candidates as being solicited. In order to cumulate votes, at least one Stockholder must announce, prior to the casting of votes for the election of directors, that he or she intends to cumulate votes. Proxies will be tabulated by the Company with the assistance of the Company's transfer agent. The Company will, in advance of the Annual Meeting, appoint one or more Inspectors of Election to count all votes and ballots at the Annual Meeting and make a written report thereof.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

         The following table sets forth certain information, as of July 21, 2003, with respect to the number of shares of the Company's Common Stock beneficially owned by individual directors, by individual executive officers, by all directors and executive officers of the Company as a group and by persons known by the Company to own more than 5% of the Company's Common Stock.

                                                        Amount
                                                  And Nature Percent
                  Name and Address of                of Beneficial         of
                     Beneficial Owner                   Owner         Total  ***
                     ----------------                   ------        ----------

                  Scott W. Ryan                      419,174*           25.95%
                  920 Ford Street, Suite 200
                  West Conshohocken, PA 19428

                  Granite Capital                    365,056            22.60%
                  25th Floor
                  126 W. 56th Street
                  New York, NY 10022

                  Dirk Anderson                      144,622*            8.95%
                  444 West Fairmont
                  Tempe, Arizona 85282

                  Daniel R. Beck                     111,002             6.87%
                  5300 Eagle Rock Avenue NE
                  Albuquerque, NM 87113

                  Frank E. Hart                       81,017**           5.01%
                  333 Sandy Springs Court
                  Suite 230
                  Atlanta, GA 30328

                  David A. Rapaport                    5,000**           0.30%
                  333 Sandy Springs Court
                  Suite 230
                  Atlanta, GA 30328

                  All directors and officers as      649,813***         40.23%
                  a group (four persons)
                  --------------------

* Includes options to purchase 120,211 shares that are presently exercisable. **Includes options to purchase 5,000 shares that are presently exercisable. ***Includes options to purchase 250,422 shares that are presently exercisable.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Nominees
--------

         The Board of Directors currently consists of five members holding seats to serve as members until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, unless they earlier resign or are removed from office. The Company's Articles of Incorporation presently provide for a Board of Directors of not less than three (3) nor more than nine
(9) in number, with the exact number to be fixed as provided by the Company's Bylaws. The term of office of all current directors will expire at the 2003 Annual Meeting of Stockholders.

         On July 23, 2003, the Company's Board of Directors nominated Messrs. Scott W. Ryan, Dirk D. Anderson, Frank E. Hart, David A. Rapaport and H. Ronald Ziegler for election to the Board of Directors. All five directors are currently serving as directors. None of the nominees has a family relation to any of the other nominees. A brief description of the business experience of each nominee is set forth below in the table under the heading "Directors and Executive Officers." Unless otherwise instructed, the persons named in the accompanying proxy will vote FOR the election of such nominees. All of the nominees have consented to being named herein and have indicated their intention to serve if elected. If for any reason any nominee should become unable to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee designated by the Board of Directors.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                       ELECTION OF EACH OF THE NOMINEES.

Directors and Executive Officers
--------------------------------

The following table sets forth certain information with respect to the directors and executive officers of the Company as of July 21, 2003.

Name                                Age              Position, Tenure and Experience
----                                ---              -------------------------------

Scott W. Ryan                       57               Mr. Ryan has been a Director since December 1995 and served as the Company's
                                                     President and Chief  Executive  Officer from November 1999 to August  2000.
                                                     Mr. Ryan is also the  Chief  Operating  Officer  of Ryan & Company,  LP. which is a securities  brokerage and asset management  firm located in West
                                                     Conshohocken, Pennsylvania that he founded in 1988.  Previously, Mr.Ryan was with other securities brokerage firms including Merrill Lynch and Goldman,
                                                     Sachs & Co. Mr.  Ryan also served as Board  Member and Vice  Chairman of
                                                     NASD District #9 and on the NASD Small Firm Advisory Board from 2001-2003.

Dirk D. Anderson                    39               Mr. Anderson has been a Director since December 1995 and the Company's
                                                     President and Chief Executive Officer since August 2000 He served as the
                                                     Company's Chief Operating Officer from November 1999 to August 2000 and as the
                                                     Chief Financial Officer from August 1995 through October 1999 and prior to that was employed as the Company's Controller for approximately two years.
                                                     Previously, he served as Audit Manager at Semple & Cooper, LLP, where his career spanned seven years.

Frank E. Hart                       56               Mr. Hart has been a Director since August 2000 and has been President of Profit
                                                     Concepts, Ltd. since 1978. Profit Concepts, Ltd. has been the Manager of a private investment fund, High Capital Funding, LLC and its  predecessor, since
                                                     1983. Prior to 1983, Profit Concepts, Ltd. was in the business of rendering management and financial consulting services.





David A. Rapaport                   60               Mr.  Rapaport has been a Director  since  August  2002.  For the last 31 years
                                                     Mr. Rapaport has  specialized  in capital  formation  for small to mid-size companies and has held  various  senior  management  positions  (including
                                                     Chief  Executive Officer) of several public  companies.  Mr. Rapaport has served as  Executive Vice President and General  Counsel of Profit  Concepts,
                                                     Ltd, the manager of a private investment  fund,  since  February  1997.  From
                                                     January 1996 to January 1997, Mr. Rapaport  served as a  consultant  and
                                                     General Counsel to Myriad International, Inc., a development stage company involved in developing affordable housing in Peru. Mr. Rapaport served as
                                                     Executive Vice President, General Counsel and Secretary of Conversion
                                                     Industries, Inc., a publicly held merchant banking firm from August 1990 to
                                                     December  1995. Mr. Rapaport is a graduate of the St. John's University School of Law (1966) and practiced corporate law in New York City from  1967 to 1975.
                                                     From 1975 to  August 1990, Mr. Rapaport was an executive officer of National
                                                     Patent Development Company, a diversified company with interests in growth technologies, technical training and engineering  support, medical and health care, and consumer products distribution.

H. Ronald Ziegler                   42               Mr. Ziegler  has  been a  Director  since  August  2002  and has  acted as a
                                                     Vice President of Total Office Interiors - Los Angeles since January  2002.
                                                     Previously  Mr. Ziegler was a consultant for the BRG  Group, a $200 million national office furniture company. From 1996 to 2001, Mr. Ziegler was president and  CEO  of  the  Business Outlet, Inc., a remanufacturer of Herman Miller workstations located in West Reading, Pennsylvania.


Board Meetings and Committees of the Board of Directors
-------------------------------------------------------

         During the fiscal year ended March 31, 2003, the Board of Directors met five times. The Board of Directors has established an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee, and the entire Board is responsible for recommending nominees to serve on the Board.

         During the fiscal year ended March 31, 2003, the Board of Directors appointed Scott W. Ryan, Frank E. Hart and David A. Rapaport to the Audit Committee. The functions of the Audit Committee are to: receive reports with respect to loss contingencies, which may be legally required to be publicly disclosed through financial statement notation; annually review and examine those matters that relate to the financial audit of the Company; recommend to the Company's Board of Directors the selection, retention and termination of the Company's independent accountants; review the professional services, proposed fees and independence of such accountants; review and examine those matters that relate to the interim financial statements of the Company; and provide for the periodic review and examination of management performance in selected aspects of corporate responsibility. The Audit Committee met five times during the fiscal year ended March 31, 2003.

         During the fiscal year ended March 31, 2003, the Board of Directors appointed Scott W. Ryan, Frank E. Hart and David A. Rapaport to the Compensation Committee. The functions of the Compensation Committee are to review annually the performance of the Chief Executive Officer and President and of the other principal officers whose compensation is subject to the Committee's review and report thereon to the Company's Board of Directors. In addition, the Compensation Committee reviews the compensation of outside directors for their services on the Board of Directors and reports thereon to the Board of Directors. The Compensation Committee met once during the fiscal year ended March 31, 2003.

         During the fiscal year ended March 31, 2003, each incumbent director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which such director served.

Compensation of Directors
-------------------------

         On November 1, 2002, the Company provided 5,000 common stock options at an exercise price equal to the market price at the date of grant of $2.63 per share to its non-employee directors as compensation for their membership on the board of directors for the 2002-2003 membership. In addition, the Company reimburses them for reasonable expenses incurred in attending meetings.

Executive Compensation
-----------------------

         The following table sets forth the compensation paid or accrued to the current Chief Executive Officer (Named Executive Officer) of the Company.



                                                 Summary Compensation Table
                                                 --------------------------

                                                                         Long-Term
                                                                        Compensation
                                            Annual Compensation            Awards
                                           ---------------------     -----------------
                                                                         Securities
Name and Principal                                                       Underlying         All Other
Position                Year Ended          Salary ($)     Bonus ($)    Options (#)*       Compensation
----------------------- ------------------ ------------ ------------- ----------------- ------------------
Dirk D. Anderson        March 31, 2003         $93,900     $3,575             0              $   0
CEO                     March 31, 2002        $100,000     $0                 0              $   0
                        March 31, 2001        $100,000     $60,795        2,756              $   0


* Adjusted for 5% Stock Dividend issued on August 14, 2002 and August 13, 2001

Option Grants
-------------

         There were no options or SARs granted to the Chief Executive Officer (Named Executive Officer) of the Company during the last fiscal year.


Aggregated Option Exercises and Fiscal Year-End Option Values
-------------------------------------------------------------

         The following table sets forth information with respect to the number of unexercised options held by the Named Executive Officer on March 31, 2003. No options were exercised by the Named Executive Officer during the fiscal year ended March 31, 2003.

      Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
      ------------------------------------------------------------------------

                                           Number of Securities                 Value of Unexercised
                                         Underlying Unexercised                      In-the Money
                                          Options at FY-End (#)                 Options at FY-End ($)

Name                                      Exercisable/Unexercisable           Exercisable/Unexercisable
------------------------------------- ----------------------------------- -----------------------------

Dirk D. Anderson                                  120,211/0                          $135,838/$0
------------------------------------- ----------------------------------- -----------------------------


Employment Agreements and Termination of Employment Arrangements
----------------------------------------------------------------

         On August 10, 1996, the Company entered into an employment agreement with Dirk Anderson pursuant to which he serves as the Company's Chief Executive Officer. The agreement is automatically extended for successive one year periods unless either the Board of Directors or Mr. Anderson gives written notice to the other at least ninety days prior to the end of the initial or any renewal term of its or his intention not to renew. The agreement automatically renewed on August 10, 2001, and since no written notice was given by the Company ninety days prior to August 10, 2002, the agreement will again be automatically extended. Under the agreement, Mr. Anderson receives a base annual salary of $75,000. Increases to Mr. Anderson's base salary and bonuses are at the discretion of the Company's Board of Directors. Mr. Anderson is entitled to participate in all retirement and employee benefit plans that the Company may adopt for the benefit of its senior executives. On March 24, 1999, the Board of Directors and Mr. Anderson agreed to change the base annual salary of Mr. Anderson to $100,000, effective April 1, 1999. The agreement also entitles Mr. Anderson to receive the options described above under the heading "Aggregated Option Exercises and Fiscal Year-End Option Values."

         Under the agreement, if Mr. Anderson's employment is terminated by reason of death, Disability or Retirement, upon expiration of the term of the agreement, by the Company for Cause or by Mr. Anderson without Good Reason (in each case as such terms are defined in the agreement), the Company shall: (i) pay Mr. Anderson any base salary which has accrued but has not been paid as of the termination date (the "Accrued Base Salary"); (ii) reimburse Mr. Anderson for expenses incurred by him prior to termination which are subject to reimbursement pursuant to applicable Company policies (the "Accrued Reimbursable Expenses"); (iii) provide to Mr. Anderson any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans (the "Accrued Benefits"); (iv) pay Mr. Anderson any discretionary bonus with respect to a prior fiscal year which has accrued and been earned but has not been paid (the "Accrued Bonus"); (v) permit Mr. Anderson to exercise all vested, unexercised stock options outstanding at the termination date; and (vi) to the extent permitted by the terms of the policies then in effect, give Mr. Anderson a right of first refusal to cause the transfer of the ownership of all key-man life insurance policies maintained by the Company on Mr. Anderson to Mr. Anderson at his expense (the "Right of First Refusal"). If Mr. Anderson's employment is terminated by the Company without Cause or by Mr. Anderson for Good Reason, the Company shall: (i) pay Mr. Anderson the Accrued Base Salary;
(ii) pay Mr. Anderson the Accrued Reimbursable Expenses; (iii) pay Mr. Anderson the Accrued Benefits; (iv) pay Mr. Anderson the Accrued Bonus; (v) pay Mr. Anderson the base salary, as and when it would have been paid had the termination not occurred, for a period of six months following the termination date; (vi) maintain in effect, until the first to occur of (a) his attainment of comparable benefits upon alternative employment or (b) six months following the termination date, the employee benefits in which he was entitled to participate immediately prior to such termination; (vii) permit Mr. Anderson to exercise all vested, unexercised stock options in accordance with the terms of the plans and agreements pursuant to which they were issued; and (viii) give Mr. Anderson the Right of First Refusal.

         On August 19, 1996 the Company amended the employment agreement to include compensation pursuant to a change in control. Under the amendment, if Mr. Anderson's employment is terminated by the Company subsequent to a Change of Control by the Company either by the new controlling party or by the executive for Good Reason, Mr. Anderson will receive a two-year consulting agreement at $100,000 per year in addition to the severance pay detailed above.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial report of ownership and reports of changes in ownership of the Company's equity securities. Based solely upon the copies of such reports furnished to the Company and certain written representations, the Company believes that all Section 16(a) filing requirement applicable to the Company's officers, directors and greater than 10% stockholders were timely satisfied during the fiscal year ended March 31, 2003.

                                  PROPOSAL TWO
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's Board of Directors has selected, and is submitting to the Stockholders for ratification, the appointment of Renzi, Bernardi, Suarez & Company to serve as independent public accountants to audit the financial statements of the Company for the fiscal year ending March 31, 2004 and to perform other accounting services as may be requested by the Company. Renzi, Bernardi, Suarez & Company has acted as independent public accountants for the Company since its appointment effective December 13, 2002.

         The Company does not expect that representatives of Renzi, Bernardi, Suarez, & Company will be present at the 2003 Annual Meeting. If present, however, they will have the opportunity to make a statement and will be available to respond to appropriate questions.

         Although it is not required to do so, the Board of Directors has submitted the selection of Renzi, Bernardi, Suarez, & Company to the Stockholders for ratification.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL TWO.

         Changes in and Disagreements With Accountants on Accounting and
         ---------------------------------------------------------------
Financial Disclosure
--------------------

         On December 13, 2002 the Registrant's former principal independent accountant, Moffitt & Company, PC resigned. Moffitt & Company, PC's reports on the Company's financial statements for the years ended March 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Moffitt & Company, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. On December 13, 2002, the Registrant appointed Renzi, Bernardi, Suarez & Company as the principal independent accountant

         Fees to Independent Public Accountants
         --------------------------------------

Audit Fees
----------

         The aggregate amount of fees billed or expected to be billed to the Company by Renzi, Bernardi, Suarez & Company for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal year ended March 31, 2003 is currently expected to approximate $16,800. The aggregate amount of fees billed or expected to be billed to the Company by Renzi, Bernardi, Suarez & Company for the review of the Company's interim financial statements including the Company's quarterly reports on Form 10-QSB for the fiscal year ended March 31, 2003, is currently expected to approximate $1,500. The aggregate amount of fees billed or expected to be billed to the Company by Moffitt & Company, PC, for the review of the Company's interim financial statements including the Company's quarterly reports on Form 10-QSB for the fiscal year ended March 31, 2003, is currently expected to approximate $3,000.

Financial Information System Design and Implementation Fees
-----------------------------------------------------------

         There were no professional services rendered to the Company by Renzi, Bernardi, Suarez & Company or by Moffitt & Company, PC for the design and implementation of financial information systems for the fiscal year ended March 31, 2003.

All Other Fees
--------------

         The aggregate amount of fees billed to the Company by Renzi, Bernardi, Suarez & Company for all other non-audit services rendered to the Company for the fiscal year ended March 31, 2003 was approximately $1,700. The aggregate amount of fees billed to the Company by Moffitt & Company, PC for all other non-audit services rendered to the Company for the fiscal year ended March 31, 2003 was approximately $1,700.

Audit Committee Report
-----------------------

         Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

         In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor's provision of information technology services and other non-audit services to the Company is compatible with maintaining the auditor's independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

               Submitted by the Audit Committee of the Board of Directors
                             Scott W. Ryan, Chairman
                                  Frank E. Hart
                                David A. Rapaport

                                   ITEM THREE
            CESSATION OF SEC REPORTING; VOLUNTARY REMOVAL FROM NASDAQ

         As has been indicated in the Chairman's letters to shareholders for the past two quarters, the Board has been examining the question of whether remaining a publicly traded company merits the associated costs and regulatory burden. The Board has similarly considered the further question of, if not, what course of action would be appropriate. With the advent of heightened regulatory demands following passage of the Sarbanes-Oxley Act of 2002, this question became even more pressing and the prevailing market conditions hold little promise that a small, solid but non-sensational company such as RESY will prospectively benefit from being publicly traded to any greater degree than it has historically.

         The Board has concluded that ending the Company's publicly traded status will create the best opportunity for shareholder value over the short and medium terms, if only through cost savings and productivity gains associated with relieving management of this compliance burden. Whether at some later point the Company will re-establish itself as publicly traded is an open question and will be taken up at an appropriate time. For the foreseeable future, the Board believes the best course is to end the Company's status as a publicly traded company.

         Under the Exchange Act, an issuer may "de-register" its stock by filing a certification that it has fewer than 300 shareholders of record. Presently, the Company has less than 300 shareholders of record. Accordingly, the Company intends to file a Form 15 certification with the Securities and Exchange Commission. This filing will terminate the registration of Company's common stock under section 12(g) of the Securities Exchange Act of 1934, as amended.

         Just prior to such filing, the Company will notify Nasdaq of its intended filing and Nasdaq will cause the Company's shares to be de-listed from the Small Cap market on or just prior to the date of filing. Unless the SEC finds reason to disallow the Company's filing or the Company withdraws its Form 15 filing for some reason, the Company's stock will be de-registered 90 days after the Form 15 filing.

         While the Form 15 certification has a 90-day pendency prior to effectiveness, the Company's obligation to file periodic and current reports will cease at the time of filing. As such the Company's first quarterly report on Form 10-QSB for the current fiscal year (due August 15, 2003) will likely be the Company's last report to be filed with the SEC. Quite irrespective of such relief, shareholders should expect a steady flow of information to continue to be communicated by the Company, as the Company's commitment to keeping its shareholders well informed remains steadfast and of the highest priority. The Company will continue its practice of posting reports and press releases on its website www.resy.net under the "Investor Relations" link.

         Aware of the fact that some shareholders may for their own reasons disagree with the Board's conclusion and intending that a reasonable period for considering and reacting to the Board's conclusion be afforded to shareholders and the market, the Company plans to make its Form 15 filing on September 30, 2003. This will afford shareholders the opportunity to discuss this significant step with the Board and the Company's management at the Annual Meeting of Shareholders. Although shareholder approval is not required for the Company to take this step and will not be sought, the Board does think it important to afford a forum for discussion to those shareholders who desire clarification of the de-registration process or its implications or who simply want to voice any concerns with respect to the Board's decision. This schedule will also provide any shareholders not wishing to retain all or some of their shareholdings in light of the Board's decision or for any other reason a final period during which such shareholdings may be bought or sold in the public market prior to the filing of the Form 15, which will end such period.

         Upon filing of the Form 15 and thereafter, once the Company's Form 15 certification becomes effective, no trading market will exist with respect to the Company's securities and none is expected to develop. As a result, shareholders will be faced with a drastically more limited set of options and opportunities to liquidate their investment in the Company.

                                  OTHER MATTERS
                                  -------------

         The Company's Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting of the Stockholders other than those described above. If other business requiring a vote of the Stockholders is properly presented at the meeting, proxies will be voted in accordance with the judgement on such matters of the person or persons acting as proxies. If any matter not appropriate for action at the Annual Meeting is presented, the holder of the proxies will vote against consideration thereof or action thereon.

                              STOCKHOLDER PROPOSALS
                              ---------------------

         The Company welcomes comments or suggestions from its Stockholders. If a Stockholder desires to have a proposal formally considered at the 2004 Annual Meeting of Stockholders, and evaluated by the Board for possible inclusion in the Proxy Statement for that meeting, the proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act) must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before March 15, 2004. If a Stockholder desires to have a proposal formally considered at such meeting, but outside the process of Rule 14a-8, the proposal must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before May 25, 2004.

                                  ANNUAL REPORT
                                  -------------

         The Company' Annual Report to Stockholders and the Annual Report on Form 10-KSB, with audited financial statements, accompanies this Proxy Statement and was mailed this date to all Stockholders of record as of the Record Date.